UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2021

HORIZON TECHNOLOGY FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	814-00802	27-2114934
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

312 Farmington Avenue

Farmington, CT 06032

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (860) 676-8654

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $0.001 per share 4.875% Notes due 2026	HRZN HTFB	The Nasdaq Stock Market LLC The New York Stock Exchange

Item 8.01             Other Events.

On August 2, 2021, Horizon Technology Finance Corporation (“Horizon”) filed with the Securities and Exchange Commission (“SEC”) a prospectus supplement (the “Prospectus Supplement”), pursuant to which Horizon may, but has no obligation to, issue and sell up to $100,000,000 worth of its common stock, par value $0.001 per share (the “Shares”), in amounts and at times to be determined by Horizon. Actual sales will depend on a variety of factors to be determined by Horizon from time to time, including, market conditions, the trading price of Horizon’s common stock and determinations by Horizon regarding appropriate sources of funding. Horizon intends to use substantially all of the net proceeds from this offering to make investments in development-stage companies in accordance with its investment objective and strategies and for general corporate purposes described in the Prospectus Supplement, the accompanying prospectus, and the documents incorporated by reference therein. Horizon may also use a portion of the net proceeds to reduce any of its outstanding borrowings. Pending such uses, Horizon intends to invest the net proceeds of the offering primarily in high quality, short-term debt securities consistent with its business development company election and its election to be taxed as a RIC.

In connection with the offering, Horizon entered into an at the market issuance sales agreement dated August 2, 2021, (the “Equity Distribution Agreement”), with Goldman Sachs & Co. LLC and B. Riley FBR, Inc. (each a “Sales Agent” and, collectively, the “Sales Agents”). The Equity Distribution Agreement provides that Horizon may offer and sell the Shares from time to time through the Sales Agents. Under the Equity Distribution Agreement, sales of the Shares, if any, may be made in negotiated transactions or transactions that are deemed to be “at the market,” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the Nasdaq or a similar securities exchange or sales made to or through a market maker other than on an exchange, at prices related to the prevailing market prices or at negotiated prices. The Sales Agents will receive a commission from Horizon equal to up to 1.75% of the gross sales price of any Shares sold under the Equity Distribution Agreement. The Equity Distribution Agreement contains customary representations, warranties and agreements, conditions to closing, indemnification rights and obligations of the parties and termination provisions.

This description of the Equity Distribution Agreement is not complete and is qualified in its entirety by reference to the full text of the Equity Distribution Agreement, a form of which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

The offering will be made pursuant to the Prospectus Supplement and a related prospectus dated June 29, 2021, included in Horizon’s effective shelf registration statement that was filed with the SEC (File No. 333-255716) on May 3, 2021.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01             Financial Statements and Exhibits.

(d) Exhibits

1.1	Equity Distribution Agreement. Dated August 2, 2021, by and among Horizon Technology Finance Corporation, Horizon Technology Finance Management, LLC, Goldman Sachs & Co. LLC and B. Riley FBR, Inc.

5.1	Opinion of Dechert LLP, dated August 2, 2021

23.1	Consent of Dechert LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2021	HORIZON TECHNOLOGY FINANCE CORPORATION

	By:	/s/ Robert D. Pomeroy, Jr.
Robert D. Pomeroy, Jr.
Chief Executive Officer

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